Filed Pursuant to Rule 424(b)(5)
Registration No. 333-249062

PROSPECTUS SUPPLEMENT
To Prospectus dated October 8, 2020

20,000,000 Shares

Torchlight Energy Resources, Inc.

Common Stock

We are offering 20,000,000 shares of our common stock in this offering.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “TRCH.” On February 5, 2021, the last reported sale price of our common stock on Nasdaq was $1.60 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and the risk factors included in the accompanying prospectus and in the documents filed with the U.S. Securities and Exchange Commission, or the SEC, and incorporated by reference herein and therein to read about certain factors you should consider before investing in our common stock.

	Per Share	Total
Public offering price	$1.20	$24,000,000.00
Underwriting discounts and commissions(1)	$0.078	$1,560,000.00
Proceeds to us, before expenses	$1.122	$22,440,000.00

(1)	We refer you to “Underwriting” beginning on page S-19 for additional information regarding total underwriting compensation.

We have granted the underwriter an option for a period of 30 days to purchase up to an additional 3,000,000 shares of our common stock at the public offering price less the underwriting discounts and commissions.

The underwriter expects to deliver the shares on or about February 10, 2021.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Roth Capital Partners

The date of this prospectus supplement is February 8, 2021

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” We have not authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement and the accompanying prospectus, and the information incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the common stock offered hereby and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated October 8, 2020 (included in our Registration Statement on Form S-3 (File No. 333-249062)), which provides more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference into this prospectus supplement that we filed with the SEC subsequent to the date of the prospectus. To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.

We own or have rights to trademarks, trade names, or service marks that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement or the accompanying prospectus belongs to its holder. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All references in this prospectus supplement or the accompanying prospectus to “Torchlight,” the “Company,” “we,” “us,” or “our” mean Torchlight Energy Resources, Inc. and our consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records, and other data available from third parties. While we believe such third-party information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections, which speak only as of the date on which they are made. As a result, you are cautioned not to place undue reliance on these forward-looking statements.

In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include among other things:

●	our ability to consummate the proposed Arrangement (as defined below) with Metamaterial Inc., as discussed herein;

●	risks that the conditions to the closing of the Arrangement are not satisfied, including the risk that required approvals for the Arrangement from governmental authorities or our stockholders or the Meta shareholders are not obtained;

●	risks related to litigation relating to the Arrangement;

●	unexpected costs, charges or expenses resulting from the Arrangement;

●	risks that the proposed Arrangement disrupts our current plans and operations;

●	our ability to realize anticipated benefits from the Arrangement;

●	our ability to successfully grow following the closing of the Arrangement;

●	potential adverse reactions or changes to business relationships resulting from the completion of the Arrangement;

●	the availability and terms of the financing to be incurred in connection with the Arrangement;

●	the success of Meta’s business on a going forward basis following the Arrangement;

●	legislative, regulatory and economic developments, including changing business conditions in the industries in which we operate and the economy in general as well as financial performance and expectations of our existing and prospective customers, our future operating or financial results;

●	our financial condition and liquidity, including our ability to pay amounts that we owe, obtain additional financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

●	our ability to continue as a going concern;

●	the speculative nature of oil and gas exploration;

●	the volatile price of oil and natural gas;

●	the risk of incurring liability or damages as we conduct business operations due to the inherent dangers involved in oil and gas operations;

●	the amount, and our expected uses, of the net proceeds from this offering; and

●	other factors listed from time to time in reports or other materials that we have filed with or furnished to the SEC, including the information under the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the three months ended March 31, 2020, June 30, 2020 and September 30, 2020 and the Proxy (as defined below), which are incorporated by reference in this prospectus supplement.

These factors and the other risk factors described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, actual results or developments anticipated by us may not be realized or, even if substantially realized, that they may not have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our shares of common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the risk factors contained in this prospectus supplement, the accompanying prospectus, and the financial statements and related notes thereto and other information incorporated by reference into this prospectus supplement and in the accompanying prospectus.

Business Overview

We are an energy company engaged in the acquisition, exploration, exploitation and/or development of oil and natural gas properties in the United States. We are primarily focused on the acquisition of early-stage projects, the development and delineation of these projects, and then the monetization of those assets once these activities are completed.

Since 2010, our primary focus has been the development of interests in oil and gas projects we hold in the Permian Basin in West Texas. Presently, our primary interests include the Orogrande Project in Hudspeth County, Texas and the Hazel Project in the Midland Basin. In November 2020, we sold our interest in the project in Winkler County, Texas in the Delaware Basin.

We employ a private equity model within a public platform, with the goal to (i) enter into a play at favorable valuations, (ii) “prove up” and delineate the play through committed capital and exhaustive geologic and engineering review, and (iii) monetize our position through an exit to public and private independents that can continue full-scale development. Rich Masterson, our consulting geologist, has originated several of our current plays, as discussed below, based on his tenure as a geologist since 1974. He is credited with originating the Wolfbone shale play in the Southern Delaware Basin of West Texas and has prepared prospects totaling over 150,000 acres that have been leased, drilled and are currently being developed by Devon Energy Corp., Occidental Petroleum Corporation, Noble Energy, and Samson Oil & Gas Ltd., among others.

In April 2018, we announced that we have commenced a process that could result in the monetization of the Hazel Project. Pursuant to our corporate strategy, in our opinion the development activity at the Hazel Project, coupled with nearby activities of other oil and gas operators, is indicative of this project having achieved a level of value that suggests monetization. We believe that the liquidity that would be provided from selling the Hazel Project could be used to pay off existing indebtedness and/or redeployed into the Orogrande Project. In August 2020, our subsidiaries entered into an option agreement with a third party (which was amended in September 2020), under which, in exchange for satisfying certain drilling obligations, the third party will have the option to purchase the entire Hazel Project by a date no later than May 31, 2021. In January 2021, the third party notified us of its intent to exercise its option to perform operations sufficient to satisfy the remaining drilling obligations. The option to purchase the Hazel Project may never be exercised.

We are also currently marketing the Orogrande Project for an outright sale or farm in partner. These efforts are continuing.

We operate our business through wholly-owned subsidiaries, including Torchlight Energy, Inc., a Nevada corporation, or TEI, Hudspeth Oil Corporation, a Texas corporation, or Hudspeth and Torchlight Hazel, LLC, a Texas limited liability company. We are in the process of winding up our subsidiaries Warwink Properties, LLC and Torchlight Energy Operating, LLC. We currently have four full-time employees and we employ consultants for various roles as needed.

Our principal executive offices are located at 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093. The telephone number of our principal executive offices is (214) 432-8002.

Arrangement Agreement with Meta

On December 14, 2020, we and our newly formed subsidiaries, Metamaterial Exchangeco Inc., or Canco, and 2798831 Ontario Inc., both Ontario corporations, entered into an arrangement agreement, or the Arrangement Agreement, with Metamaterial Inc., an Ontario corporation headquartered in Nova Scotia, Canada, or Meta. Under the Arrangement Agreement, Canco is to acquire all of the outstanding common shares of Meta by way of a statutory plan of arrangement under the Business Corporations Act (Ontario), or the Arrangement, on and subject to the terms and conditions of the Arrangement Agreement. On February 3, 2021, we and our Ontario subsidiaries entered into an amendment to the Arrangement Agreement with Meta. All references to the Arrangement Agreement in this prospectus supplement refer to the Arrangement Agreement as amended.

The Arrangement Agreement provides that the Meta shareholders may elect to receive either shares of our common stock or shares of the capital stock of Canco, which are referred to as the Exchangeable Shares, in exchange for such holder’s Meta common shares, in each case based on an exchange ratio, or the Exchange Ratio, to be determined based on the number of Meta common shares and shares of our common stock outstanding immediately prior to the effective time of the Arrangement, or the Effective Time. After the Effective Time, each Exchangeable Share will be exchangeable by the holder for one share of the common stock of the combined company (subject to customary adjustments for stock splits or other reorganizations). In addition, we may require all outstanding Exchangeable Shares to be exchanged upon the occurrence of certain events and at any time following the seventh anniversary of the closing of the Arrangement. While outstanding, holders of Exchangeable Shares will be entitled to cast votes on matters for which holders of the common stock of the combined company are entitled to vote, and will be entitled to receive dividends economically equivalent to the dividends declared by the combined company with respect to its common stock. Eligibility to receive Exchangeable Shares will be subject to certain Canadian residency restrictions and tax statuses.

The Arrangement Agreement additionally makes provision for the conversion or amendment of other outstanding Meta securities, including options, deferred share units and warrants, such that they will be exercisable for shares of the common stock of the combined company, in each case with adjustments based on the Exchange Ratio.

Immediately following the Effective Time, based on the Exchange Ratio, the former shareholders of Meta are anticipated to own approximately 75% of the economic and voting interest of the combined company, with current Torchlight stockholders holding approximately 25% economic and voting interest. Following the Effective Time, the combined company’s board of directors will be comprised of seven directors, with five of such directors to be nominees of Meta, one to be jointly nominated by Meta and Torchlight and one director to be a nominee of Torchlight, subject to the reasonable approval of Meta. Additionally, the current management of Torchlight will resign and be replaced by George Palikaras as Chief Executive Officer and Kenneth Rice as Chief Financial Officer.

Under the Arrangement Agreement, Torchlight will also submit to its stockholders a proposal to approve the issuance of stock under the Arrangement Agreement and amend Torchlight’s articles of incorporation to effect a reverse split, or the Reverse Split, to maintain compliance with the listing standards of Nasdaq. In connection therewith, on February 4, 2021, we filed a preliminary proxy statement, or the Proxy, with the SEC, which is incorporated by reference into this prospectus supplement in its entirety.

Following the Reverse Split, and prior to the Effective Time, Torchlight will declare and issue a dividend, on a pro rata basis, of shares of Series A preferred stock, or the Series A Preferred Stock, with the rights set forth in the Series A certificate of designation, or the Series A Certificate of Designation, which is attached as Annex H to the Proxy, to the holders of its common stock. Following the Effective Time, the holders of the Series A Preferred Stock will be entitled to a dividend based on the net proceeds of the sale of any assets that are used or held for use in our oil and gas exploration business, or the O&G Assets, subject to certain holdbacks. Such asset sales must occur prior to the earlier of (i) December 31, 2021 or (ii) the date which is six months from the closing of the Arrangement, or the Sale Expiration Date. Following the Sale Expiration Date, subject to certain conditions, the combined company will effect a spin-off of any remaining O&G Assets with the Series A Preferred Stock holders to receive their pro rata equity interest in the spin-off entity.

The transaction has been unanimously approved by the board of directors of Meta, and shareholders representing 48.06% of Meta’s common shares have entered into voting and support agreements in connection with the Arrangement. The transaction has also been unanimously approved by our board of directors, and stockholders representing 19.74% of our common stock have entered into voting and support agreements in connection with the Arrangement.

The consummation of the Arrangement is subject to certain closing conditions, including without limitation the requirement that (i) prior to the effective time of the Arrangement, we raise gross proceeds of at least $10 million through the issuance of common stock or securities convertible into or exercisable for common stock, less the aggregate principal amount and accrued interest on certain loans that we have made to Meta, or the Pre-Closing Financing (ii) all of our debt is converted into shares of our common stock or repaid in full, provided that if the senior secured debt held by The David A. Straz, Jr. Foundation and by The David A. Straz, Jr. Irrevocable Trust DTD 11/11/1986, or the Straz Debt, of which, $1.5 million of principle balance attributable to The David A. Straz Jr. Foundation remains outstanding, has not been so converted or repaid, then prior to the Effective Time, the terms of such debt will have been modified such that the debtholders’ sole recourse in respect thereof will be against the O&G Assets and (iii) the shares issuable in connection with the arrangement have been approved for listing on Nasdaq. Other closing conditions include without limitation the receipt of all required approvals from our stockholders and Meta’s shareholders and from the Ontario Superior Court of Justice (Commercial List), or the Court, and all other required regulatory approvals, as well as other customary closing conditions, including the absence of a material adverse effect with respect to either us or Meta. This offering is intended to constitute the Pre-Closing Financing described above and satisfy the applicable condition to closing.

The Arrangement is expected to close in the first half of 2021 and is to be implemented by way of an arrangement under the Business Corporations Act (Ontario). The Arrangement Agreement provides for customary representations, warranties and covenants, including covenants of each party to (i) subject to certain exceptions, carry on its business in the ordinary course of business consistent with past practice during the period between the execution of the Arrangement Agreement and the Effective Time and (ii) not solicit any alternate transactions or, subject to certain exceptions, to engage in any discussions or negotiations with respect thereto. Subject to certain terms and conditions, the Arrangement Agreement may be terminated by either party after March 31, 2021, and if the Arrangement Agreement is terminated prior to that date by either party as a result of obtaining a superior proposal from a third party, such terminating party is required to pay a termination fee of $2 million.

Under the Arrangement Agreement, we loaned Meta $500,000 on December 16, 2020, in exchange for an unsecured promissory note in substantially the same form as the 8% unsecured convertible promissory note that evidences our loan to Meta of $500,000 on September 20, 2020. These two bridge loans, including the aggregate principal and unpaid interest, will be included in, and credited against, the funds we are obligated to raise in the Pre-Closing Financing, which this offering is intended to constitute. In addition, we are required to use a portion of the proceeds from this offering to provide $5 million of additional bridge financing to Meta, which will be evidenced by a third unsecured promissory note substantially in the same form as the previous bridge notes issued by Meta to us. See “Use of Proceeds” beginning on page S-17 of this prospectus supplement. Upon the closing of the Arrangement, all of the bridge notes will be deemed cancelled and paid in full.

The foregoing description of the Arrangement Agreement is not complete and is qualified in its entirety by reference to the Arrangement Agreement, which is included as Annex B to the Proxy and is incorporated herein by reference.

Description of Meta’s Business

Set forth below is a summary description of Meta’s business, which will be the primary business of the combined company after the closing of the Arrangement, and selected Meta financial information. The closing of the Arrangement is subject to the satisfaction of various conditions, and we cannot assure you that the Arrangement will be consummated on the anticipated timeframe or at all. As a result, the following summary is provided solely for informational purposes, and you are cautioned not to place undue reliance on this information. See “Cautionary Statement Regarding Forward-Looking Statement” beginning on page S-3 of this prospectus supplement.

Meta was incorporated on August 15, 2011 as Lamda Guard Canada Inc. Meta amended its articles of incorporation on March 27, 2013 and continued operations under the name Metamaterial Technologies Inc. since April 30, 2013. Meta specializes in designing and producing nanocomposite transparent materials with properties not found in nature that can manipulate light, either by enhancing, absorbing or blocking it.

Meta has generated a portfolio of intellectual property and is now moving toward commercializing products at a performance and price point combination that has the potential to be disruptive in multiple market verticals. Meta’s platform technology includes holography, lithography and medical wireless sensing. The underlying approach that powers all of Meta’s platform technologies comprises advanced materials, metamaterials and functional surfaces. These materials include structures that are patterned in ways that manipulate light, heat and electromagnetic waves in unusual ways. Meta’s advanced structural design technologies and scalable manufacturing methods provide a path to broad commercial opportunities in aerospace, medical, automotive, energy and other industries.

Controlling light, electricity and heat have played key roles in technological advancements throughout history. Advances in electrical and electromagnetic technologies, wireless communications, lasers, and computers have all been made possible by challenging our understanding of how light and other types of energy naturally behave, and how it is possible to manipulate them.

Over the past 20 years, techniques for producing nanostructures have matured, resulting in a wide range of groundbreaking solutions that can control light and heat at very small scales. Some of the areas of advancement that have contributed to these techniques are photonic crystals, nanolithography, plasmonic phenomena and nanoparticle manipulation. From these advances, a new branch of material science has emerged — metamaterials. Metamaterials are composite structures, consisting of conventional materials such as metals and plastics, that are engineered by Meta scientists to exhibit new or enhanced properties relating to reflection, refraction, diffraction, filtering, conductance and other properties that have the potential for multiple commercial applications.

A metamaterial typically consists of a multitude of structured unit nano-cells that are comprised of multiple individual elements. These are referred to as meta-atoms. The individual elements are usually arranged in periodic patterns that, together, can manipulate light, heat or electromagnetic waves. Development strategies for metamaterials and functional surfaces focus on structures that produce unusual and exotic electromagnetic properties by manipulating light in ways that have never been naturally possible. They gain their properties not as much from their composition as from their exactingly designed structures. The precise shape, geometry, size, orientation, and arrangement of these nanostructures affect the electromagnetic waves of light to create material properties that are not easily achievable with conventional materials.

Meta’s platform technology (holography, lithography and medical wireless sensing) is being used to develop potentially transformative and innovative products for: aerospace and defense, automotive, energy, healthcare, consumer electronics, and data transmission. Meta has many product concepts currently in different stages of development with multiple customers in diverse market verticals. Meta’s business model is to co-develop innovative products or applications with industry leaders that add value. This approach enables Meta to understand market dynamics and ensure the relevance and need for Meta’s products.

Meta Selected Annual Financial Information

The following table sets out selected consolidated financial information for Meta for the last three fiscal years, prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS. All financial figured are presented in Canadian dollars, or CAD.

	2019 (CAD)	2018 (CAD)
Total revenue	1,195,058	1,585,191
Cost of goods sold	12,138	—
Total expenses	12,385,542	6,696,425
Net loss	(11,083,258)	(5,106,647)
Comprehensive loss for the year	(10,836,260)	(5,746,624)
Total assets	11,947,746	13,172,716
Non-current financial liabilities(1)	4,707,744	3,108,273
Deficit	(32,282,011)	(21,198,753)
Dividends declared - common shares	Nil	Nil
Loss from continuing operations – per share (basic and diluted)(2)	(1.12)	(0.56)

(1)	The non-current financial liabilities are calculated as defined in the CPA Canada handbook and therefore deferred revenue, deferred government assistance, and deferred tax liability, are excluded from total long-term financial liabilities.

(2)	Calculated based on the weighted average number of Meta’s issued and outstanding common shares during 2019 and 2018, respectively. The diluted loss per share does not include the effect of Meta’s preferred shares, Meta’s deferred share units , Meta’s options, and Meta’s warrants as they are anti-dilutive.

Additional Information about Meta and the Arrangement

For a more detailed description of the business of Meta, as well as other information about and the Arrangement Agreement and the Arrangement, please see the Proxy, which is incorporated herein by reference, including the sections “Information about Meta,” “The Arrangement” and “The Arrangement Agreement.”

THE OFFERING

Common stock offered by us	20,000,000 shares of common stock.

Option to purchase shares of common stock	We have granted the underwriter an option for a period of up to 30 days to purchase up to an additional 3,000,000 shares from us.

Common stock to be outstanding immediately after this offering	139,608,381 shares of common stock (or 142,608,381 shares of common stock if the underwriter exercises its option to purchase additional shares in full).

Use of proceeds	We intend to use the net proceeds from this offering (i) for payment of expenses associated with this offering and the Arrangement, (ii) for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and (iii) to provide $5 million of additional bridge financing to Meta, as required pursuant to the Arrangement Agreement. See “Use of Proceeds” on page S-17.

Risk factors	See “Risk Factors” beginning S-10 of this prospectus supplement and the risk factors included in the accompanying prospectus and in the documents incorporated by reference herein and therein to read about certain factors you should consider before investing in our common stock.

Nasdaq Capital Market symbol	TRCH

Unless we indicate otherwise, all information in this prospectus supplement is based on 119,608,381 shares of common stock issued and outstanding as of February 5, 2021 and excludes as of that date:

●	5,287,897 shares of our common stock issuable upon the exercise of outstanding stock options under our 2015 Stock Option Plan, or the 2015 Plan, at a weighted-average exercise price of $0.96 per share;

●	4,949,112 shares of our common stock issuable upon the exercise of outstanding warrants, at a weighted-average exercise price of $0.86 per share;

●	4,010,705 shares of our common stock reserved for future issuance under the 2015 Plan; and

●	1,000,000 shares of our common stock issuable upon the conversion of the principal of outstanding convertible promissory notes, at a weighted-average conversion price of $1.50 per share.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriter’s option to purchase additional shares of common stock in connection with this offering.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement, and accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, as well as the risks listed in the Proxy. Some of these factors relate principally to the risks associated with this offering. Others relate to the Arrangement as well as to the risks associated with Meta’s business and the industry in which Meta operates and our business and the industry in which we operate. The risks and uncertainties described below and the risks and uncertainties incorporated by reference into this prospectus supplement and accompanying prospectus are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

Risks Related to this Offering

We will have broad discretion in the use of the proceeds from this offering in excess of the amount we are required to raise in the Pre-Closing Financing, and may apply the proceeds in ways with which you do not agree and in ways that may not yield a return.

This offering is intended to constitute the Pre-Closing Financing required in connection with the Arrangement, in which we are required to raise at least $10 million in gross proceeds less the amount of bridge financing we have already provided to Meta. We are also required to use a portion of those proceeds to provide $5 million of additional bridge financing to Meta. We currently intend to use the remaining net proceeds from this offering to meet our capital raise requirements in connection with the Arrangement. Any net proceeds in excess of the amounts required to be raised in the Pre-Closing Financing, a portion of which we will use to provide the required $5 million of bridge financing to Meta, have not been allocated for any specific purpose. As such, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the additional net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

If you purchase our common stock sold in this offering you will experience immediate dilution in your investment as a result of this offering.

Because the price per share of common stock being offered in this offering may be higher than the net tangible book value per share of our common stock, you will experience dilution to the extent of the difference between the public offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of September 30, 2020, was approximately $15.7 million, or approximately $0.16 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding. See “Dilution” on page S-18 for a more detailed discussion of the dilution you will incur in this offering.

Resales of our common stock in the public market following this offering may cause the trading price to fall.

 Resales of a substantial number of shares of our common stock could depress the trading price of our common stock. This offering of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. If our stockholders sell substantial amounts of our common stock in the public market following the offering contemplated by this prospectus supplement, the trading price of our common stock could fall.

Risks Related to the Arrangement

The Arrangement may not be completed due to failure to obtain the necessary court and/or regulatory approvals.

To complete the Arrangement, we and Meta must make certain filings with and obtain certain consents and approvals from various governmental and regulatory authorities including the Court, and the approval of Nasdaq of the listing of the shares of the combined company to be issued pursuant to the Arrangement. We and Meta have not yet obtained these approvals, all of which are required to complete the Arrangement. The regulatory approval processes may take a lengthy period of time to complete which could delay completion of the Arrangement. The approval processes, including the undertakings and conditions that may be required for approval or whether the court and regulatory approvals, may not be obtained.

Uncertainty surrounding the Arrangement could adversely affect our retention of strategic partners and personnel and could negatively impact our future business and operations.

Because the Arrangement is dependent upon satisfaction of certain conditions, its completion is subject to uncertainty. In response to this uncertainty, our strategic partners may delay or defer decisions concerning our business. Any delay or deferral of those decisions by strategic partners could have a material adverse effect on our business and operations, regardless of whether the Arrangement is ultimately completed.

We could fail to complete the Arrangement.

The Arrangement may not be completed as there are certain conditions that are outside of our control and the control of Meta. The completion of the Arrangement is subject to the satisfaction of a number of conditions which include, among others, (i) obtaining necessary approvals of securityholders and debtholders of us and Meta, (ii) that not more than 10% of the Meta shareholders exercise any dissent rights; (iii) the Pre-Closing Financing is completed (which is intended to be satisfied by this offering); and (iv) performance by us and Meta of the respective obligations and covenants in the Arrangement Agreement. These conditions may not be satisfied.

In addition, we and Meta each have the right to terminate the Arrangement Agreement in certain circumstances. Accordingly, there is no certainty that the Arrangement Agreement will not be terminated by either us or Meta before the completion of the Arrangement. For example, we have the right, in certain circumstances, to terminate the Arrangement Agreement if changes occur that, in the aggregate, have a material adverse effect. Although a material adverse effect excludes certain events that are beyond our control and the control of Meta, a change having a material adverse effect on Meta may occur before the effective date of the Arrangement, in which case we could elect to terminate the Arrangement Agreement and the Arrangement would not proceed. In addition, if the Arrangement is not completed by May 15, 2021, we or Meta may choose to terminate the Arrangement Agreement in accordance with its terms.

If the Arrangement is not completed, our ongoing business may be adversely affected as a result of the costs (including opportunity costs) incurred in respect of pursuing the Arrangement, and we could experience negative reactions from the financial markets, which could cause a decrease in the market price of our common stock, particularly if the market price reflects market assumptions that the Arrangement will be completed or completed on certain terms. We may also experience negative reactions from its partners and there could be a negative impact on our ability to attract future acquisition opportunities. Failure to complete the Arrangement or a change in the terms of the Arrangement could each have a material adverse effect on our business, financial condition and results of operations.

If the Arrangement is not completed and our board of directors decides to seek another merger or business combination, we may not be able to find a party willing to engage in a transaction that is equivalent to, or more attractive than, the Arrangement. In addition, in certain circumstances, we may be required to pay a termination payment of $2 million, or the Termination Payment, to Meta as described in the Proxy.

The Termination Payment, if triggered, and the fact that certain of our stockholders have agreed to vote in favor of the Arrangement related proposals at the special meeting of our stockholders to approve the Arrangement, may discourage other parties from attempting to acquire us.

Under the Arrangement Agreement, we are required to pay a Termination Payment of $2 million to Meta in the event the Arrangement Agreement is terminated in certain circumstances. The Termination Payment may discourage other parties from attempting to acquire the engage in a transaction with us or otherwise making an Acquisition Proposal, even if those parties would otherwise be willing to offer greater value to our stockholders than that offered by Meta under the Arrangement.

Furthermore, as noted above, certain of our stockholders have agreed to irrevocably commit the shares to, among other things, vote in favor of the proposals related to the Arrangement at a special meeting of our stockholders. As a result, other parties may be discouraged from attempting to engage in a transaction with us, even if those parties would otherwise be willing to offer greater value to our stockholders than that offered by Meta under the Arrangement.

We will incur substantial transaction-related costs in connection with the Arrangement even if the Arrangement is not completed.

Certain costs related to the Arrangement, such as legal, accounting and certain financial advisor fees must be paid by us even if the Arrangement is not completed, and some of such costs may be unanticipated, or underestimated by our management. Also, if the Arrangement is not completed, we may be required to pay the Termination Payment to Meta in certain circumstances. Such costs may offset any expected cost savings and other synergies from the Arrangement.

While the Arrangement is pending, we are restricted from taking certain actions.

The Arrangement Agreement restricts us from taking specified actions until the Arrangement is completed without the consent of Meta, which may adversely affect our ability to execute certain business strategies including, but not limited to, the ability in certain cases to enter into or amend contracts, acquire or dispose of assets, incur indebtedness or incur capital expenditures. These restrictions may prevent us from pursuing attractive business opportunities that may arise prior to the completion of the Arrangement.

The pending Arrangement may divert the attention of ours management.

The pending Arrangement could cause the attention of our management to be diverted from the day-to-day operations. These disruptions could be exacerbated by a delay in the completion of the Arrangement and could have an adverse effect on our business, operating results or prospects, regardless of whether the Arrangement is ultimately completed.

Following the completion of the Arrangement, the combined company may issue additional securities.

Following the completion of the Arrangement, the combined company may issue additional securities (including equity securities) to finance its activities, including in order to finance acquisitions. If the combined company were to issue additional equity securities, the ownership interest of our existing stockholders may be diluted and some or all of the combined company’s financial measures on a per share basis could be reduced. Moreover, as the combined company’s intention to issue additional equity securities becomes publicly known, the combined company’s share price may be materially adversely affected.

Our stockholders may not receive any dividends in respect of the Series A Preferred Stock.

In connection with the Arrangement, we will declare a dividend of shares of the Series A Preferred Stock to holders of record of our common stock as of a date to be determined by our board of directors. Such dividend will be paid immediately prior to the closing of the Arrangement. The Series A Certificate of Designation will entitle the holders of Series A Preferred Stock to receive dividends, or Asset Sale Dividends, comprised of the holders pro rata portion of the proceeds from the sale of the O&G Assets, or O&G Asset Sales, in the event that we or the combined company consummates one or more such transaction prior to the Sale Expiration Date. However, we or the combined company may not be able to consummate any such transaction prior to such date on terms that will permit us or the combined company to pay such dividends, or at all.

Holders of Series A Preferred Stock will be entitled to receive Asset Sale Dividends from any O&G Asset Sale that is consummated prior to the Sale Expiration Date. Prior to declaring or paying any dividend, the combined company will deduct from the gross proceeds of an O&G Asset Sale various costs and expenses described in the Series A Certificate of Designation, which include, among others, (i) costs and expenses we or the combined company incurs in connection with the applicable O&G Asset Sale transaction, (ii) costs the combined company incurs following the consummation of the Arrangement with respect to the O&G Assets, (iii) taxes the combined company incurs in connection with the applicable O&G Asset Sale, the payment of dividends to the holders of Series A Preferred Stock, and the O&G Assets, (iv) liabilities the combined company incurs in connection with the applicable O&G Asset Sale and (v) amounts paid or payable with respect to the Straz Debt. In addition, the combined company will also withhold an amount of 10% of the proceeds from each O&G Asset Sale, or the Holdback Amount, to cover potential post-closing liabilities and obligations that the combined company may incur in respect of such transaction. If, after the deduction and withholding of these amounts, there are no net proceeds available for distribution to the holders of Series A Preferred Stock, then the combined company will not declare or pay a dividend with respect to that transaction unless and until any remaining funds from the Holdback Amount are due to be distributed to the holders of Series A Preferred Stock through a dividend, or the combined company receives additional net proceeds from such O&G Asset Sale (for example, as a result of post-closing payments or the release of escrowed funds).

In the event that any O&G Assets have not been sold in an O&G Asset Sale that is consummated prior to the Sale Expiration Date, the combined company will, to the extent permitted by applicable law, declare a spin-off dividend to distribute beneficial ownership of the remaining O&G Assets to the holders of Series A Preferred Stock. However, if the combined company cannot effect such spin-off dividend in a manner that is exempt from registration under all applicable securities laws, the combined company will not declare the spin-off dividend and instead will use good faith, commercially reasonable efforts to preserve the value of the remaining O&G Assets or to distribute or provide the value of the remaining O&G Assets to the holders of Series A Preferred Stock, so long as the combined company is not required to divert the attention of management or incur material expenses in excess of amount required to be reserved under the Arrangement Agreement. Thus, we, or the combined company, ultimately may not be able to deliver the value of any remaining O&G Assets to the holders of Series A Preferred Stock.

The Series A Preferred Stock will not be listed or traded on any exchange.

The Series A Preferred Stock to be issued by us to holders of record of our common stock as of a record day fixed by our board of directors and will not be listed or traded on any exchange. No market is expected to develop for the Series A Preferred Stock in the foreseeable future and holders of the Series A Preferred Stock may not be able to find a buyer and sell their shares if they desired to do so.

Risks Related to Meta’s Business (the Primary Business of the Combined Company after the Consummation of the Arrangement)

Meta has a limited cash position and may not be able to continue as a going concern.

As of the date of this prospectus supplement, Meta has working capital for two to four months of operations, depending on the capital spend. In order to fund operations after that period, Meta will need to be generating additional revenue or secure additional capital to fund its operations. Should future funds not be made available to Meta or made available on terms that are commercially reasonable, Meta would be unable to meet its financial obligations and may have cash flow issues that could materially and adversely affect its business, operations, financial condition and results of operations. These factors indicate the existence of a material uncertainty that may cast significant doubt about the combined company’s ability to continue as a going concern.

Meta may be required to seek additional financing and the method of financing may adversely affect Meta’s operations, prospects, and dilute Meta shareholders’ equity position.

In order to execute on its business plan, Meta will likely require additional funding by way of equity, debt or government grants/loans. If additional funds are raised through further issuances of equity or convertible debt securities after the closing of the Arrangement, stockholders of the combined company could suffer significant dilution. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the combined company to obtain additional capital and to pursue business opportunities, including potential acquisitions.

Meta’s limited operating history makes it difficult to ascertain the health of its business and access its future prospects.

Meta has a limited operating history, which can make it difficult for investors to evaluate Meta’s operations and prospects and may increase the risks associated with investment in Meta.

Meta is expected to be subject to many of the risks common to early-stage enterprises for the foreseeable future, including challenges related to laws, regulations, licensing, integrating and retaining qualified employees; making effective use of limited resources; achieving market acceptance of existing and future products; competing against companies with greater financial and technical resources; acquiring and retaining customers; and developing new solutions.

Meta’s success in the holography market-aviation industry may not be sustainable.

Meta launched its first product, a laser protection eyewear named metaAIR®, in March 2019, with a primary focus on the aviation market.

With the impact of COVID-19 there can be no assurance that the aviation market will accept the metaAIR® product at the expected market penetration rates and a slower than forecasted market acceptance may have a material adverse effect on the holography laser protection related products and Meta’s financial position.

Meta may never achieve its goal of working in the lithography product and automotive market.

Meta’s lithography deicing and related products have not yet reached the required technical maturity and are expected to be launched in two to three years’ time subject to a successful product development completion. Despite Meta’s close collaboration with two automotive partners, there can be no assurance that the automotive market will accept the Meta’s products at the expected market penetration rates and a slower than forecasted market acceptance may have a material adverse effect on the lithography de-icing related products and Meta’s financial position.

Meta and its business are subject to a variety of regulatory laws, regulations and guidelines, compliance with which may come at a substantial cost to Meta, and any failure of compliance, could adversely affect Meta’s business.

The current and proposed operations of Meta are subject to a variety of laws, regulations and guidelines relating to production, the conduct of operations, transportation, storage, health and safety, medical device regulation and the protection of the environment. These laws and regulations are broad in scope and subject to evolving interpretations, which could require Meta to incur substantial costs associated with compliance or alter certain aspects of its business plan. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of Meta’s business’ business plan and result in a material adverse effect on certain aspects of its planned operations.

Meta launched metaAIR® in March 2019 to provide laser glare protection to pilots in the airline industry. Currently, metaAIR® is not subject to any Federal Aviation Administration regulations, however, metaAIR® may become subject to evolving regulation by governmental authorities as metaAIR® market evolves further.

Meta’s plans to build a new lithography production facility in Canada are dependent on obtaining additional funding and satisfying the conditions needed to receive certain permits, which may not occur.

Meta’s plans to scale its lithography production in Canada is dependent on obtaining adequate additional funding. Meta has announced plans to move into a larger facility suitable to host the holography and lithography production scale up as the current facility in Canada does not have enough space or capability for a production line for lithography. Lithography is a wet chemistry process which requires specific approvals from the local government to allow use of certain chemicals and their disposal. Any delay in setting up the facility and receiving permits may impact launch and/or development of related products, and also may have a material adverse effect on the lithography and holography related products and consequently on Meta’s financial position.

Meta purchases all of its holographic raw materials from a single source, which makes it vulnerable to supply shortages and price fluctuations that could have a material adverse effect on its business, financial condition and results of operations.

Meta purchases its holographic raw materials from a tier 1 German manufacturer, which is a single source supplier. Disruption in supply from this supplier may cause a material adverse effect on the holography related products.

The combined company may be unable to maintain, obtain or adequately protect its intellectual property rights, which may cause Meta not to be able to compete effectively in its market or it could be required to incur significant expenses to enforce or defend its rights or attempt to do the same.

The success of the combined company will depend, in part, on the ability of the combined company to maintain and enhance intellectual property and trade secret protection over various existing and potential proprietary techniques and products. The combined company may be vulnerable to competitors who develop competing technology, whether independently or as a result of acquiring access to the proprietary products and trade secrets. In addition, effective future patent, copyright, trademark, and trade secret protection may be unavailable or limited in certain foreign countries and may be unenforceable under the laws of certain jurisdictions.

Meta’s market development efforts may be unsuccessful, any failure of which may materially affect Meta’s business.

There can be no assurances that researching and developing new markets and products and improving existing products will prove profitable or that the resulting markets and/or products, if any, will be commercially viable or successfully produced and marketed. A failure in the demand for products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the combined company.

The combined company will incur significant costs, and the combined company’s management will expel a significant amount of energy and resources, to maintain the combined company’s public securities listings, which may detract from the combined company from furthering its other business objectives.

As a public company, there are costs associated with legal, accounting, and other expenses related to regulatory compliance, securities laws and the rules and policies of the SEC, Nasdaq and the CSE require listed companies to, among other things, adopt corporate governance and related practices, and to continuously prepare and disclose material information, all of which add to a company’s legal and financial compliance costs. The combined company may also elect to devote greater resources than it otherwise would have on communication and other activities typically considered important by publicly traded companies.

Meta’s business may be subject to product liability claims, which could detract the focus of Meta’s management, and cause Meta to utilize its resources to defend itself against any such claims.

Meta’s wireless sensing technology to enhance MRI imaging and non-invasive glucose monitoring is under development. Meta has performed many experiments on animals and humans and will continue to perform additional experiments as needed to continue the development of the related products.

Any product liability claims or regulatory action against Meta related to wireless sensing products could have a material adverse effect on this business segment of Meta and/or on Meta.

Meta’s success is dependent on the judgement and actions of its management team, the loss of any of whom may have a material adverse effect on Meta’s business.

The success of Meta is dependent upon the ability, expertise, judgment, discretion, and good faith of its senior management. Any loss of the services of such individuals could have a material adverse effect on Meta’s business, operating results, or financial condition.

Meta’s revenue and expenses are comprised of differing currencies, the fluctuation of which may affect Meta’s financial condition.

Meta’s revenues and expenses are denominated in Canadian dollars, US dollars, and British pounds, and therefore are exposed to significant currency exchange fluctuations. Recent events in the global financial markets have been coupled with increased volatility in the currency markets. Fluctuations in the exchange rate between the US dollar, the Canadian dollar and the British pound may have a material adverse effect on Meta’s business, financial condition, and operating results. Meta may, in the future, establish a program to hedge a portion of its foreign currency exposure with the objective of minimizing the impact of adverse foreign currency exchange movements. However, even if Meta develops a hedging program, there can be no assurance that it will effectively mitigate currency risks.

There may not be an active market for the common stock of the combined company, which may adversely affect the price of the common stock of the combined company.

An active and liquid market for common stock of the combined company may not develop or be maintained and an investor may find it difficult to resell any common stock of the combined company. In addition, the publicly traded price of the common stock of the combined company may not be high enough to create a positive return for investors. In such event, the probability of resale of the common stock of the combined company would be diminished.

The common stock of the combined company may be subject to substantial price volatility which may have a negative effect on the value of such shares.

In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. Continuing fluctuations in price may occur. It may be anticipated that any quoted market for the common stock of the combined company will be subject to market trends generally, notwithstanding any potential success of the combined company in creating revenues, cash flows or earnings. The value of the common stock of the combined company will be effected by such volatility.

Meta has not historically paid dividends, and does not anticipate paying dividends in the future.

Meta has not paid dividends in the past, and the combined company is unlikely to pay any dividends in the foreseeable future. Dividends paid by the combined company would be subject to tax and, potentially, withholdings.

The combined company will be required to maintain insurance coverage to cover certain risks associated with the combined company’s business, the total coverage of which may not be sufficient to cover all claims and losses that the combined company becomes subject to.

The combined company will require, insurance coverage for a number of risks. Although the management of Meta believes that the events and amounts of liability covered by its insurance policies will be reasonable, taking into account the risks relevant to its business, and the fact that agreements with users contain limitations of liability, such coverage may not be available or sufficient to cover claims to which the combined company may become subject. If insurance coverage is unavailable or insufficient to cover any such claims, the combined company’s financial resources, results of operations and prospects could be adversely affected.

The combined company may be subject to various litigation claims and legal proceedings.

The combined company may become party to litigation from time to time in the ordinary course of business which could adversely affect its business. Should any litigation in which the combined company becomes involved be determined against it, such a decision could adversely affect the combined company’s ability to continue operating and the market price for the common shares and could use significant resources. Even if the combined company is involved in litigation and wins, litigation can redirect significant resources.

Proposed directors and officers of the combined company may have conflicts of interests with the combined company.

Certain of the proposed directors and officers of the combined company are, and may continue to be, involved in other business ventures through their direct and indirect participation in corporations, partnerships, joint ventures, and other matters that may become potential competitors of the technologies, products and services the combined company intends to provide. Situations may arise in connection with potential acquisitions or opportunities where the other interests of these proposed directors and officers conflict with or diverge from the combined company’s interests. In accordance with applicable corporate law, directors who have a material interest in or who are a party to a material contract or a proposed material contract with the combined company are required, subject to certain exceptions, to disclose that interest and generally abstain from voting on any resolution to approve the contract. In addition, the proposed directors and officers will be required to act honestly and in good faith with a view to the combined company’s best interests. However, in conflict of interest situations, the combined company’s proposed directors and officers may owe the same duty to another company and will need to balance their competing interests with their duties to the combined company. Circumstances (including with respect to future corporate opportunities) may arise that may be resolved in a manner that is unfavorable to the combined company.

USE OF PROCEEDS

We currently intend to use the net proceeds primarily (i) for payment of transaction expenses associated with this offering and the Arrangement, (ii) for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses, as well as (iii) to provide $5 million of additional bridge financing to Meta, as required pursuant to the Arrangement Agreement. We cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of the shares of common stock. Accordingly, our management will have broad discretion in the application of the net proceeds. We may use the proceeds for purposes that are not contemplated at the time of the offering.

DILUTION

If you purchase shares of our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of September 30, 2020.

Our historical net tangible book value at September 30, 2020 was approximately $15.7 million or approximately $0.16 per share of our common stock. After giving effect to the sale of 20,000,000 shares of common stock in this offering at an offering price of $1.20 per share, and after deducting the underwriters’ discount and estimated offering expenses payable by us, our adjusted net tangible book value as of September 30, 2020 would have been approximately $38.0 million or approximately $0.32 per share. This represents an immediate increase in the net tangible book value of $22,265,000 or approximately $0.16 per share of our common stock to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.88 per share of our common stock to new investors. The following table illustrates per share dilution:

Public offering price per share		$1.20
Net tangible book value per share as of September 30, 2020	$0.16
Increase in net tangible book value per share attributable to this offering	$0.16
Adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering		$0.32
Dilution per share to new investors purchasing shares in this offering		$0.88

If the underwriter exercises in full its option to purchase 3,000,000 additional shares of our common stock at a public offering price of $1.20 per share, after deducting the underwriter’s discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2020 would have been approximately $41.3 million or approximately $0.34 per share. This represents an immediate increase in net tangible book value per share of approximately $0.18 per share to existing stockholders, and an immediate dilution of approximately $0.86 per share to investors participating in this offering.

The above discussion and table are based on 99,170,297 shares of our common stock issued and outstanding as of September 30, 2020, and excludes as of that date:

●	5,417,768 shares of our common stock issuable upon the exercise of outstanding stock options under the 2015 Plan, at a weighted-average exercise price of $0.96 per share;

●	5,609,622 shares of our common stock issuable upon the exercise of outstanding warrants, at a weighted-average exercise price of $0.92 per share;

●	4,010,705 shares of our common stock reserved for future issuance under the 2015 Plan; and

●	18,500,000 shares of our common stock issuable upon the conversion of the principal of outstanding convertible promissory notes, at a weighted-average conversion price of $.95 per share.

In addition, you should note that we have issued additional equity securities subsequent to September 30, 2020, as disclosed in this prospectus supplement and in the documents incorporated herein by reference. As a result, as of February 5, 2021 there were 119,608,381 shares of our common stock issued and outstanding, excluding as of that date:

●	5,287,897 shares of our common stock issuable upon the exercise of outstanding stock options under the 2015 Plan at a weighted-average exercise price of $0.96 per share;

●	4,949,112 shares of our common stock issuable upon the exercise of outstanding warrants, at a weighted-average exercise price of $0.86 per share;

●	4,010,705 shares of our common stock reserved for future issuance under the 2015 Plan; and

●	1,000,000 shares of our common stock issuable upon the conversion of the principal of outstanding convertible promissory notes, at a weighted-average conversion price of $1.50 per share.

To the extent that outstanding options or warrants are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

UNDERWRITING

We have entered into an underwriting agreement with Roth Capital Partners, LLC, or Roth, with respect to the shares of common stock subject to this offering. Subject to certain conditions, we have severally agreed to sell to the underwriter, and the underwriter has agreed to purchase, the number of shares of common stock provided below.

Underwriter	Number of Shares
Roth Capital Partners, LLC	20,000,000

The underwriter is offering the shares of common stock subject to its acceptance of the shares of common stock from the selling stockholders and subject to prior sale. The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the shares of common stock offered by this prospectus supplement is subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of common stock if any such shares are taken.

Discount, Commissions and Expenses

The underwriter has advised us that it proposes to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.039 per share of common stock. After this offering, the combined public offering price and concession to dealers may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The shares of common stock are offered by the underwriter as stated herein, subject to receipt and acceptance by its and subject to its right to reject any order in whole or in part. The underwriter has informed us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.

The following table shows the underwriting discount payable to the underwriter by the selling stockholders in connection with this offering:

	Per Share	Total
Public Offering Price	$1.20	$24,000,000.00
Underwriting Discounts and Commissions paid by us	$0.078	$1,560,000.00

We have agreed to reimburse the underwriter for certain out-of-pocket expenses, including the fees and disbursements of its counsel, not to exceed $100,000 in the aggregate. We estimate that expenses payable by us in connection with this offering will be approximately $75,000.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriter and any selling group members may engage in passive market making transactions in our common stock in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Nasdaq Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “TRCH.”

Electronic Distribution

This prospectus supplement in electronic format may be made available on websites or through other online services maintained by the underwriter or by its affiliates. Other than this prospectus supplement in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Selling Restrictions

European Economic Area

This prospectus supplement does not constitute an approved prospectus under Directive 2003/71/EC and no such prospectus is intended to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented Directive 2003/71/EC, or a Relevant Member State, an offer to the public of any shares of common stock which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Directive, if and to the extent that they have been implemented in that Relevant Member State:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriter for any such offer; or

(iii)	in any other circumstances which do not require any person to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares of common stock, as the expression may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto including the 2010 PD Amending Directive to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus supplement is not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive (2003/71/EC), and has not been approved under section 21 of the Financial Services and Markets Act 2000, as amended, or the FSMA, by a person authorized under FSMA. The financial promotions contained in this prospectus supplement are directed at, and this prospectus supplement is only being distributed to, (1) persons who receive this prospectus supplement outside of the United Kingdom, and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FSMA Order 2005, all such persons together being referred to as Relevant Persons. This prospectus supplement must not be acted upon or relied upon by any person who is not a Relevant Person. Any investment or investment activity to which this prospectus supplement relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person that is not a Relevant Person.

The underwriter has represented, warranted and agreed that:

(i)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any of the shares of common stock in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(ii)	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

Other

The underwriter and/or its affiliates may in the future provide various investment banking and other financial services for us for which services it may in the future receive, customary fees. In the course of its business, the underwriter and its affiliates may actively trade our securities for its own account or for the accounts of customers, and, accordingly, the underwriter and its affiliates may at any time hold long or short positions in such securities. In addition to the services provided in connection with this offering, the underwriter has served as the financial advisor in connection with the Arrangement for which it will receive a fee. Other than its continued role as our financial advisor in connection with the Arrangement, we do not expect to retain the underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.

LEGAL MATTERS

Axelrod & Smith, Houston, Texas, will pass upon the validity of the issuance of the common stock offered by this prospectus supplement as our counsel. The underwriter is being represented in connection with this offering by K&L Gates LLP.

EXPERTS

Our consolidated financial statements appear in our Annual Report on Form 10-K for the years ended December 31, 2019 and 2018, and the effectiveness of its internal control over financial reporting as of December 31, 2019, have been audited by Briggs & Veselka Co., an independent registered public accounting firm, as set forth in reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Certain information contained in the documents we incorporate by reference in this prospectus supplement with respect to the oil and natural gas reserves associated with our oil and natural gas prospects is derived from the reports of PeTech Enterprises, Inc., an independent petroleum and natural gas consulting firm, and has been incorporated by reference in this prospectus supplement upon the authority of said firm as an expert with respect to the matters covered by such reports and in giving such reports.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement and the accompanying prospectus form a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC electronically. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can access the electronic versions of these filings on the SEC’s website found at www.sec.gov.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference” below.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on June 5, 2020, as subsequently amended by our Quarterly Report on Form 10-Q/A filed with the SEC on June 17, 2020, for the quarter ended June 30, 2020, filed with the SEC on August 10, 2020, and for the quarter ended September 20, 2020, filed with the SEC on November 9, 2020;

●	our Current Reports on Form 8-K, filed with the SEC on January 3, 2020, January 14, 2020, January 16, 2020, February 20, 2020, March 10, 2020, April 7, 2020, April 27, 2020, April 29, 2020, May 12, 2020, May 18, 2020, May 20, 2020, June 12, 2020, as amended on June 15, 2020, June 16, 2020, July 16, 2020, July 20, 2020, August 5, 2020, August 13, 2020, September 23, 2020, October 27, 2020, November 2, 2020, November 3, 2020, November 16, 2020, November 30, 2020, December 14, 2020, December 15, 2020, December 23, 2020, January 6, 2021, January 13, 2021, January 14, 2021, January 22, 2021, January 25, 2021, January 28, 2021, January 29, 2021, February 1, 2021, February 4, 2021 and February 8, 2021;

●	our Proxy, filed with the SEC on February 4, 2021; and

●	the description of our common stock, par value $0.001 per share, contained in our registration statement on Form 8-A (Registration Statement No. 001-36247) filed with the SEC on December 13, 2013, including any amendment or report filed for the purpose of updating such description.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus.

Any statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

To obtain copies of these filings, see “Where You Can Find Additional Information” on page S-23 of this prospectus supplement.

We will provide to each person, including any beneficial holder, to whom a prospectus supplement is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. You should direct any requests for documents to:

Torchlight Energy Resources, Inc.

5700 W. Plano Parkway, Suite 3600

Plano, Texas 75093

Attention: John A. Brda, President

Telephone: (214) 432-8002

Prospectus

Torchlight Energy Resources, Inc.

$60,000,000

COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS
RIGHTS

We may offer and sell the following securities from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering, with an aggregate offering price not to exceed $60,000,000:

●	shares of common stock;

●	shares of preferred stock;

●	warrants;

●	units consisting of combinations of any of the foregoing; and/or

●	rights to purchase any of the foregoing.

This prospectus provides you with a general description of these securities. Each time we will offer and sell them, we will provide their specific terms in a supplement to this prospectus. Such prospectus supplement may add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as all documents incorporated by reference in this prospectus and any accompanying prospectus supplement, carefully before you invest in our securities. This prospectus may not be used to offer and sell securities, unless accompanied by a prospectus supplement.

We may offer the securities directly, through agents designated from time to time, to or through underwriters or dealers, or through a combination of these methods. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. For more information on this topic, please see “Plan of Distribution.”

Our common stock is listed on the NASDAQ Capital Market under the symbol “TRCH.”

The aggregate market value of our outstanding common stock held by non-affiliates was approximately $27.2 million, which was calculated based on 99,170,297 shares of outstanding common stock held by non-affiliates as of September 23, 2020, and a price per share of $0.327, the closing price of our common stock on August 28, 2020. Pursuant to General Instruction I.B.6. of Form S-3, so long as our public float remains below $75 million, in no event will we sell securities with a value of more than one-third of our public float in any 12-month period under the registration statement of which this prospectus is a part. During the 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering), we have offered and sold shares of our common stock at an aggregate sales price of $6,984,967, under General Instruction I.B.6. of Form S-3.

Investing in any of our securities involves risk. Please see the “Risk Factors” section below for a discussion of certain risks that you should consider in connection with an investment in the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 8, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing what is commonly referred to as a shelf registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC, and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find Additional Information.”

You should rely only on the information contained, or incorporated by reference, in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, and any other document incorporated by reference is accurate only as of the date on the front cover of the respective document. Our business, financial condition, results of operations, and prospects may have changed since those dates.

Under no circumstances should the delivery of this prospectus to you create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

Unless otherwise indicated, or unless the context otherwise requires, all references in this prospectus to “Torchlight,” “we,” “us,” and “our” mean Torchlight Energy Resources, Inc. and our consolidated subsidiaries. In this prospectus, we sometimes refer to the shares of common stock, shares of preferred stock, warrants, units and rights consisting of combinations of any of the foregoing collectively as the “securities.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC electronically. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can access the electronic versions of these filings on the SEC’s website found at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract, agreement or other document, the reference is only a summary and you should refer to the exhibits that are filed with, or incorporated by reference into, the registration statement for a copy of the contract, agreement or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as on the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on June 5, 2020, as subsequently amended by our Quarterly Report on Form 10-Q/A filed with the SEC on June 17, 2020, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 10, 2020;

●	our Current Reports on Form 8-K, filed with the SEC on January 3, 2020, January 14, 2020, January 16, 2020, February 20, 2020, March 10, 2020, April 7, 2020, April 27, 2020, April 29, 2020, May 12, 2020, May 18, 2020, May 20, 2020, June 12, 2020, as subsequently amended by our Current Report on Form 8-K/A filed with the SEC on June 15, 2020, June 16, 2020, July 16, 2020, July 20, 2020, August 5, 2020, August 13, 2020 and September 23, 2020; and

●	the description of our common stock, par value $0.001 per share, contained in our registration statement on Form 8-A (Registration Statement No. 001-36247) filed with the SEC on December 13, 2013, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, on any Current Report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this prospectus shall be deemed modified, superseded, or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is, or is deemed to be incorporated, by reference in this prospectus modifies, supersedes, or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded, or replaced, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

John A. Brda, President
Torchlight Energy Resources, Inc.
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093
Telephone: (214) 432-8002
Email: john@torchlightenergy.com

You also may access these filings on our website at www.torchlightenergy.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus or any supplement to this prospectus, include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements in this prospectus and the documents incorporated by reference herein and therein are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records, and other data available from third parties. While we believe such third-party information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections, which speak only as of the date on which they are made. As a result, you are cautioned not to place undue reliance on these forward-looking statements.

In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include among other things:

●	our future operating or financial results;

●	our financial condition and liquidity, including our ability to pay amounts that we owe, obtain additional financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

●	our ability to continue as a going concern;

●	our development of successful operations;

●	the speculative nature of oil and gas exploration;

●	the volatile price of oil and natural gas;

●	the demand for oil and natural gas which demand could be materially affected by the economic impacts of COVID-19;

●	the risk of incurring liability or damages as we conduct business operations due to the inherent dangers involved in oil and gas operations;

●	our ability to rely on strategic relationships which are subject to change;

●	the competitive nature of the oil and gas market;

●	changes in governmental rules and regulations; and

●	factors relating to the proposed business combination transaction with Metamaterial, Inc. in connection with the non-binding letter of intent entered into with Metamaterial on September 20, 2020, for which there can be no assurance that the parties will reach agreement on the terms of definitive agreements or that the proposed transaction will be completed as currently contemplated or at all; and

●	other factors listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the SEC, including the information under the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Report on Form 10-Q for the three months ended June 30, 2020, which is incorporated by reference in this prospectus.

These factors and the other risk factors described in this prospectus and the documents incorporated by reference herein and therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, actual results or developments anticipated by us may not be realized or, even if substantially realized, that they may not have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

THE COMPANY

Overview

We are an energy company engaged in the acquisition, exploration, exploitation and/or development of oil and natural gas properties in the United States. We are primarily focused on the acquisition of early stage projects, the development and delineation of these projects, and then the monetization of those assets once these activities are completed.

Since 2010, our primary focus has been the development of interests in oil and gas projects we hold in the Permian Basin in West Texas, including the Orogrande Project in Hudspeth County, Texas, the Hazel Project in the Midland Basin and the project in Winkler County, Texas in the Delaware Basin. We also hold interests in certain other oil and gas projects that we are in the process of divesting, including the Hunton wells project as part of a partnership with Husky Ventures, Inc., or Husky, in central Oklahoma.

We employ a private equity model within a public platform, with the goal to (i) enter into a play at favorable valuations, (ii) “prove up” and delineate the play through committed capital and exhaustive geologic and engineering review, and (iii) monetize our position through an exit to public and private independents that can continue full-scale development. Rich Masterson, our consulting geologist, has originated several of our current plays, as discussed below, based on his tenure as a geologist since 1974. He is credited with originating the Wolfbone shale play in the Southern Delaware Basin of West Texas and has prepared prospects totaling over 150,000 acres that have been leased, drilled and are currently being developed by Devon Energy Corp., Occidental Petroleum Corporation, Noble Energy, and Samson Oil & Gas Ltd., among others.

In April 2018, we announced that we have commenced a process that could result in the monetization of the Hazel Project. Pursuant to our corporate strategy, in our opinion the development activity at the Hazel Project, coupled with nearby activities of other oil and gas operators, is indicative of this project having achieved a level of value that suggests monetization. We believe that the liquidity that would be provided from selling the Hazel Project could be used to pay off existing indebtedness and/or redeployed into the Orogrande Project. In August 2020, our subsidiaries entered into an option agreement with a third party (which was amended in September 2020), under which, in exchange for satisfying certain drilling obligations, the third party will have the option to purchase the entire Hazel Project by a date no later than May 31, 2021. There can be no assurance that this option will be exercised.

We are also currently marketing the Orogrande Project for an outright sale or farm in partner and are taking measures on our own to market the Winkler Project. These efforts are continuing.

We operate our business through five wholly-owned subsidiaries, Torchlight Energy, Inc., a Nevada corporation, Torchlight Energy Operating, LLC, a Texas limited liability company, Hudspeth Oil Corporation, a Texas corporation, Torchlight Hazel, LLC, a Texas limited liability company, and Warwink Properties, LLC, a Texas limited liability company. We currently have four full-time employees and we employ consultants for various tasks as needed.

Our principal executive offices are located at 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093. The telephone number of our principal executive offices is (214) 432-8002.

Letter of Intent with Metamaterial Inc. for Proposed Business Combination Transaction

On September 20, 2020, we entered into a non-binding letter of intent (“LOI”) with Metamaterial Inc., an Ontario business corporation headquartered in Nova Scotia, Canada (“Metamaterial”), for a proposed business combination transaction. Metamaterial is a developer of high-performance functional materials and nanocomposite products. The following is a summary of the key terms of the proposed transaction as contemplated by the LOI. The proposed transaction remains subject to completion of a due diligence review by each party and negotiation of definitive agreements and the structure may change due to tax or other transaction considerations. There can be no assurance that the parties will reach agreement on the terms of definitive agreements or that the proposed transaction will be completed as currently contemplated or at all.

●	Torchlight to acquire Metamaterial through the issuance of common stock, such that at closing, the former equity holders of Torchlight are expected to hold 25% of the combined company (the “Combined Company”) with the former equity holders of Metamaterial owning the remaining 75%, and Metamaterial becoming a wholly-owned subsidiary of Torchlight.

●	This ownership split assumes that the Combined Company has financing of $10 million or more net of Torchlight’s debt prior to closing of the business combination (the “Torchlight Cash Threshold”).

●	The Combined Company shall use its commercially reasonable efforts to cause the Torchlight oil and gas assets to be sold by June 30, 2021. Torchlight legacy shareholders will be entitled to a special dividend distribution of any values attributable to the sale of Torchlight’s existing oil and gas business assets (net of Torchlight’s debt, and closing expenses incurred in connection with such sale, subject to a 10% holdback to be held for a 12 month period to address any potential liabilities relating to the sale of the oil and gas assets of TRCH’s pre-closing business).

●	The Combined Company, formerly known as Torchlight Energy Resources, Inc., will at closing focus its business to align with the current business of Metamaterial.

●	Torchlight has loaned $500,000 to Metamaterial pursuant to an unsecured convertible promissory note as described below under the subheading “Loan to Metamaterial Inc.,” and has agreed to loan an additional $500,000 to Metamaterial within five days of signing the definitive agreement.

●	Following the closing of the proposed transaction, the board of directors of the combined company shall be comprised of seven members, (a) one of whom shall be appointed by Torchlight, subject to the approval of Metamaterial and (b) one of whom shall be jointly agreed to by Metamaterial and Torchlight. Metamaterial shall appoint the five remaining members of the board, which members must include the required number of independent members to maintain the NASDAQ listing requirement.

●	Metamaterial’s CEO, George Palikaras to be appointed CEO of the Combined Company, along with the appointment of a new CFO. Torchlight’s management is to remain in an advisory role focused on winding down the Torchlight legacy business and maximizing the value obtained from the divestiture of the Torchlight oil and gas assets.

●	Pursuant to the LOI, both Torchlight and Metamaterial are prohibited from directly or indirectly soliciting or participating in any discussions regarding a sale of their business until November 2, 2020, unless extended in writing by both parties.

Entry into the above proposed transaction will be subject to satisfactory completion of due diligence by both parties, negotiation of a definitive agreement and audits of Torchlight and Metamaterial. If a definitive agreement is entered into, it is expected that the closing of a transaction will include customary closing conditions, including NASDAQ and Canadian Securities Exchange approval and approval by the shareholders of both companies, in addition to the closing conditions described above. There can be no assurances that a transaction will be consummated as a result of the LOI.

Loan to Metamaterial Inc.

On September 20, 2020, we loaned Metamaterial $500,000, evidenced by an 8% Unsecured Convertible Promissory Note. The note bears interest at the rate of 8% per annum and provides for payment of the principal amount along with all accrued and unpaid interest in one lump sum payment on its maturity date of September 20, 2022. Metamaterial has the right to redeem after 120 days. The note is convertible at the price of $0.35 (CAD) per share at the option of the holder if the definitive agreement for the proposed transaction between us and Metamaterial is not entered into by November 2, 2020 (unless extended in writing by the parties) or the definitive agreement is entered but is terminated or expires without closing.

Current Projects

Since 2010, our primary focus has been the development of interests in oil and gas projects we hold in the Permian Basin in West Texas. We also hold minor interests in certain other oil and gas projects in Central Oklahoma that we are in the process of divesting.

As of June 30, 2020, we had interests in four oil and gas projects: the Orogrande Project in Hudspeth County, Texas, the Hazel Project in Sterling, Tom Green, and Irion Counties, Texas, the Winkler Project in Winkler County, Texas and the wells in Central Oklahoma.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties:

●	under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year that ended December 31, 2019 and our Quarterly Report on Form 10-Q for the three months ended June 30, 2020, which are incorporated by reference in this prospectus; and

●	in any other place in this prospectus, any applicable prospectus supplement as well as in any document that is incorporated by reference in this prospectus.

Specifically, in connection with our non-binding letter of intent with Metamaterial (described under “The Company” section above), you should consider risks and uncertainties relating to the proposed business combination transaction, for which there can be no assurance that the parties will reach agreement on the terms of definitive agreements or that the proposed transaction will be completed as currently contemplated or at all.

See the section entitled “Where You Can Find Additional Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of the common stock to decline, perhaps significantly, and you may lose part or all of your investment.

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include, among other things:

●	reduction or refinancing of debt or other corporate obligations;

●	additions to our working capital;

●	capital expenditures; and

●	potential future acquisitions or strategic transactions.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement. We may invest funds not required immediately for these purposes in marketable securities and short-term investments. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of any offering.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and applicable prospectus supplements in one or more of the following ways from time to time:

●	through underwriters or dealers;

●	through agents;

●	directly to purchasers, including institutional investors and our affiliates;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

Any such underwriter, dealer, or agent may be deemed to be an underwriter within the meaning of the Securities Act.

The applicable prospectus supplement relating to the securities will set forth:

●	the offering terms, including the name or names of any underwriters, dealers, or agents;

●	the purchase price of the securities and the estimated net proceeds to us from such sales;

●	any underwriting discounts, commissions, and other items constituting compensation to underwriters, dealers, or agents;

●	any initial public offering price, if applicable;

●	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

●	any delayed delivery arrangements; and

●	any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise stated in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain customary closing conditions and the underwriters or dealers will be obligated to purchase all the securities if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Securities may be sold directly by us, or through agents designated by us, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter as that term is defined in the Securities Act.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers, or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers, and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers, and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each class or series of securities will be a new issue of securities with no established trading market, other than the common stock, which is listed on NASDAQ. We may elect to list any other class or series of securities on any exchange, other than the common stock, but we are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered in accordance with Regulation M under the Exchange Act. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us, as the case may be, in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on NASDAQ, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

The prospectus supplement or pricing supplement, as applicable, will set forth the anticipated delivery date of the securities being sold at that time.

DESCRIPTION OF COMMON AND PREFERRED STOCK

The following is a description of certain provisions relating to our capital stock. For additional information regarding our stock, please refer to our Articles of Incorporation (as amended) and our Amended and Restated Bylaws (“Bylaws”), all of which have previously been filed with the SEC.

General

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.  As of September 24, 2020, there were approximately 99,170,297 shares of common stock outstanding, and no shares of preferred stock designated or outstanding. Additionally, we currently have warrants, stock options, convertible promissory notes and unvested stock outstanding that is exercisable or convertible into a total of approximately 26.8 million shares of common stock.

Common Stock

The rights of all holders of the common stock are identical in all respects.  Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders.  The holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. The current policy of the Board of Directors, however, is to retain earnings, if any, for reinvestment.

Upon liquidation, dissolution or winding up of the Company, the holders of the common stock are entitled to share ratably in all aspects of the Company that are legally available for distribution, after payment of or provision for all debts and liabilities and after payment to the holders of preferred stock, if any.  The holders of the common stock do not have preemptive subscription, redemption or conversion rights under our Articles of Incorporation. Cumulative voting in the election of Directors is not permitted. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Our common stock is listed on the NASDAQ Capital Market under the symbol “TRCH.”

Preferred Stock

Our Board of Directors can, without approval of our stockholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences, and limitations of each series. The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a more specific description will be filed with the SEC, and the designations and rights of such preferred stock will be described in a prospectus supplement, including the following terms:

●	the series, the number of shares offered, and the liquidation value of the preferred stock;

●	the price at which the preferred stock will be issued;

●	the dividend rate, the dates on which the dividends will be payable, and other terms relating to the payment of dividends on the preferred stock;

●	the liquidation preference of the preferred stock;

●	the voting rights of the preferred stock;

●	whether the preferred stock is redeemable, or subject to a sinking fund, and the terms of any such redemption or sinking fund;

●	whether the preferred stock is convertible, or exchangeable for any other securities, and the terms of any such conversion or exchange; and

●	any additional rights, preferences, qualifications, limitations, and restrictions of the preferred stock.

The description of the terms of the preferred stock that will be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to the applicable series of preferred stock. The registration statement, of which this prospectus forms a part, will include the certificate of designation as an exhibit or incorporate it by reference.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger, or otherwise and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may:

●	rank prior to our common stock as to dividend rights, liquidation preference, or both;

●	have full or limited voting rights; and

●	be convertible into shares of common stock.

As a result, the issuance of shares of preferred stock may:

●	discourage bids for our common stock; or

●	otherwise adversely affect the market price of our common stock or any then existing preferred stock.

Any preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

Our Bylaws and Nevada law include certain provisions which may have the effect of delaying or deterring a change in control or in our management or encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include authorized blank check preferred stock, restrictions on business combinations, and the availability of authorized but unissued common stock.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and any warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will specify the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	any changes or adjustments to the exercise price;

●	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, securities, or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

●	the price at which, and the currency or currencies in which the securities or other rights purchasable upon exercise of, such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of any material United States federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock, and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer, or exchange of the units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, preferred stock, warrants or units. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement that we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

●	the date of determining the stockholders entitled to the rights distribution;

●	the number of rights issued or to be issued to each stockholder;

●	the exercise price payable for each share of preferred stock, common stock or other securities upon the exercise of the rights;

●	the number and terms of the shares of preferred stock, common stock or other securities which may be purchased per each right;

●	the extent to which the rights are transferable;

●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

●	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights; and

●	any other information we think is important about the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Torchlight Energy Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by Briggs & Veselka Co., our independent registered public accounting firm, as stated in its report included in such consolidated financial statements, and have been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

Certain information contained in the documents we incorporate by reference in this prospectus with respect to the oil and natural gas reserves associated with our oil and natural gas prospects is derived from the reports of PeTech Enterprises, Inc., an independent petroleum and natural gas consulting firm, and has been incorporated by reference in this prospectus upon the authority of said firm as an expert with respect to the matters covered by such reports and in giving such reports.

LEGAL MATTERS

Certain legal matters in connection with the offering described in this prospectus will be passed upon for us by Axelrod & Smith. Any underwriters will be advised about legal matters by their own counsel, who will be named in the applicable prospectus supplement.

Torchlight Energy Resources, Inc.

20,000,000 Shares

Common Stock

 PROSPECTUS SUPPLEMENT

Roth Capital Partners

February 8, 2021